Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-139204 and Form F-3/A No. 333-133482) of DryShips Inc. and in the related Prospectuses of our report dated April 27, 2007, with respect to the consolidated financial statements of DryShips Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

/s/  Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
June 12, 2007